================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 4, 2005

                          LAS VEGAS RESORTS CORPORATION
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Nevada                      33-10513-LA               33-0215298
----------------------------     ------------------------    -------------------
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


    12890 Hilltop Road, Argyle, Texas                                76226
----------------------------------------                           ----------
(Address of Principal Executive Offices)                           (Zip Code)

       Registrant's telephone number, including area code: (972) 233-0300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

================================================================================

================================================================================

                 Section 1--Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

         On November 4, 2005, Las Vegas Resorts Corporation, a Nevada corporation ("LVRC"), entered into a Subscription Agreement by and between Halter Financial Investments, L.P., a Texas limited partnership ("HFI") and LVRC (the "Subscription Agreement"), pursuant to which LVRC sold 1,070,000 newly issued, restricted shares of its common capital stock, par value $0.001 per share, to HFI. Neither LVRC nor any of its affiliates have any relationship with HFI or any of its affiliates other than in respect of the Subscription
Agreement. Following its purchase of the shares pursuant to the Subscription Agreement, HFI became the holder of approximately 68.5% of LVRC's issued and outstanding common capital stock.

         Furthermore, on November 4, 2005, LVRC entered into an Exchange Agreement (the "Exchange Agreement") by and between LVRC and Glenn A. Little ("Little") pursuant to which Little shall forgive the $60,000 that he loaned LVRC for purposes of providing LVRC with working capital, and in return, LVRC will deliver to Little 240,000 newly issued, restricted shares of its common capital stock. Little formerly served as our sole director and executive officer.

                    Section 3--Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

         On November 4, 2005, pursuant to the terms of the Subscription Agreement, LVRC sold 1,070,000 newly issued, restricted shares of its common capital stock, par value $0.001 per share, to HFI in a private placement transaction at a price of $0.25 per share, for an aggregate purchase price of $267,500. The private placement transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Section 4(2) thereunder.

                 Section 5--Corporate Governance and Management

Item 5.01  Changes in Control of Registrant.

         The contents of Item 3.02 above are incorporated by reference.

         Immediately subsequent to and as a result of the closing of the Subscription Agreement, HFI became LVRC's controlling stockholder, owning approximately 68.5% of LVRC's issued and outstanding shares of common capital stock. HFI used "working capital" to purchase the stock. As used herein, the term "working capital" includes income from the business operations of HFI plus sums borrowed from, among other sources, banks and brokerage firm margin accounts, to operate HFI in general. Before the execution of the Subscription Agreement, Little was the controlling stockholder of LVRC.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors
---------

         On November 4, 2005, Glenn A. Little resigned as the sole member of the LVRC board of directors. Timothy P. Halter was elected to the LVRC board of directors, filling the vacancy created by the resignation of Mr. Little.

         Mr. Halter has been the President and sole shareholder of Halter Financial Group, Inc., a Texas corporation ("HFG"), since 1995. HFG is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance. Mr. Halter currently serves as sole officer and director of two public companies: DXP Enterprises, Inc., a Texas corporation, and Nevstar Gaming and Entertainment Corp., a Nevada corporation.

Executive Officers
------------------

         On November 4, 2005, upon the execution of the Subscription Agreement, Glenn A. Little resigned all positions as an officer of LVRC. Timothy P. Halter was elected to serve as Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and Secretary of LVRC.

                  Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

         Exhibits.  The  following  Exhibits  have been  filed as a part of this
Report:

         Exhibit
         Number            Description of Exhibit
         -------           ----------------------

         10.1 Subscription Agreement dated November 4, 2005 by and between Halter Financial Investments, L.P. and LVRC.

         10.2 Exchange Agreement dated November 4, 2005 by and between Glenn A. Little and LVRC.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Las Vegas Resorts Corporation



                                                    /s/ Timothy P. Halter
                                                   -----------------------------
                                                   Timothy P. Halter,
                                                   Sole Officer


DATED:  November 4, 2005

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------           ----------------------

10.1 Subscription Agreement dated November 4, 2005 by and between Halter Financial Investments, L.P. and LVRC.

10.2              Exchange Agreement dated November 4, 2005 by and between Glenn
                  A. Little and LVRC.